AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2003

                                                   Registration No. 333-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------
                           SCHERING-PLOUGH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             NEW JERSEY                                  22-1918501
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)



                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
                    (Address of Principal Executive Offices)

                            ------------------------
                           SCHERING-PLOUGH CORPORATION
                        FRED HASSAN EMPLOYMENT AGREEMENT
                           (Full titles of the plans)

                            ------------------------

                                JOSEPH J. LAROSA
                                    SECRETARY
                          SCHERING-PLOUGH CORPORATION
                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
                     (Name and Address of Agent for Service)

                                 (908) 298-4000
          (Telephone number, including area code, of agent for service)

                            ------------------------



                         CALCULATION OF REGISTRATION FEE

=========================================== ===================== ====================== ===================== ===================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE         OFFERING PRICE           AGGREGATE            AMOUNT OF
             TO BE REGISTERED                  REGISTERED(1)            PER SHARE           OFFERING PRICE      REGISTRATION FEE
------------------------------------------- --------------------- ---------------------- --------------------- -------------------

          Common Shares, par value                200,000                $17.545            $3,509,000             $283.88
          $0.50 per share**
=========================================== ===================== ====================== ===================== ===================


*The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on April 18, 2003, in accordance with Rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.
**Includes one attached Preferred Share Purchase Right per share.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.           Plan Information.*
                  ----------------

Item 2.           Registrant Information and Employee Plan Annual
                  ------------------------------------------------
                  Information.*
                  -----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

      The following documents are incorporated by reference in this Registration
Statement:

(a) the description of the Registrant's common shares, par value $0.50 per share, contained in the Registrant's Registration Statement on Form 8-A dated March 16, 1979 for registration of such common shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description;

(b) the description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated June 30, 1997 for registration of such rights under the Exchange Act, and any amendment or report filed for the purpose of updating such description;

(c) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "2002 Form 10-K");

(d) the Registrant's Current Reports on Form 8-K dated January 10, 2003; January 21, 2003; January 23, 2003; February 7, 2003; February 25, 2003;
      March 5, 2003; March 31, 2003; April 21, 2003; and

(e) the information contained in the Registrant's Proxy Statement dated March 13, 2003 for its Annual Meeting of Shareholders held on April 22, 2003 (the "2003 Proxy Statement") that has been incorporated by reference in the 2002 Form 10-K.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.
                  -------------------------

      Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

      Not applicable.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

      The registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his/her being or having been a director, officer, employee or other agent, other than a proceeding by or in the right of the corporation, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his/her conduct was unlawful. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation before the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and pay expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director, officer, employee or other agent of the corporation may be entitled to under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his/her acts or omissions were in breach of his/her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt of such person of an improper personal benefit.

      The New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of his/her being or having been a director, officer, employee or other agent, whether or not the corporation would have the power to indemnify him/her against such expenses and liabilities under the New Jersey Business Corporation Act.

      The registrant's Certificate of Incorporation provides that directors and officers of the registrant shall not be personally liable (in the case of officers, for the duration of any time permitted by law) to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

      The Certificate of Incorporation of the registrant also provides that each person who was or is made a party or is threatened to be made a party to or who is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his/her being or having been a director, officer, employee, or agent of the registrant or of any constituent corporation absorbed by the registrant in a consolidation or merger, or by reason of his/her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his/her heirs, executors, administrators and assigns; provided, however, that, the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the registrant. The Certificate of Incorporation provides that such right to indemnification shall be a contract right and shall include the right to be paid by the registrant the expenses incurred in connection with any proceeding before the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses before the final disposition of a proceeding shall be made only upon receipt by the registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to reimburse the amounts so paid if it is not ultimately determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and payment of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

      The registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The registrant maintains such insurance on behalf of its directors and officers.

      The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the registrant's Certificate of Incorporation.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

      Not applicable.

Item 8.           Exhibits.
                  --------

      The following exhibits are filed as part of this Registration Statement:

            5 Opinion of Lowenstein Sandler PC, re: legality of common shares being registered.

            23.1 Consent of Deloitte & Touche LLP.

            23.2 Consent of Lowenstein Sandler PC (included in
                 Exhibit 5).

            24   Powers of Attorney (included as part of the signature pages).

            99 Employment Agreement, dated April 20, 2003, between Fred Hassan and Schering-Plough Corporation (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed April 21, 2003, File No. 001-06571).

Item 9.           Undertakings.
                  ------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Kenilworth, State of New Jersey, on the 22nd day of April 2003.

                                                   SCHERING-PLOUGH CORPORATION



                                          By: /s/  Jack L.Wyszomierski
                                             -------------------------
                                          Name:  Jack L. Wyszomierski
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack L. Wyszomierski, Thomas H. Kelly and Joseph
J. LaRosa, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on April 22, 2003.


/s/ Fred Hassan
---------------
Fred Hassan (Principal Executive Officer and Director)


/s/ Jack L. Wyszomierski
------------------------
Jack L. Wyszomierski (Principal Financial Officer)


/s/ Thomas H. Kelly
-------------------
Thomas H. Kelly (Principal Accounting Officer)

/s/ Hans W. Becherer
--------------------
Hans W. Becherer (Director)


/s/ David H. Komansky
---------------------
David H. Komansky (Director)


/s/ Eugene R. McGrath
---------------------
Eugene R. McGrath (Director)


/s/ Donald L. Miller
--------------------
Donald L. Miller (Director)


/s/ Carl E. Mundy, Jr.
----------------------
Carl E. Mundy, Jr. (Director)


/s/ Richard de J. Osborne
-------------------------
Richard de J. Osborne (Director)


/s/ Patricia F. Russo
---------------------
Patricia F. Russo (Director)


/s/ Kathryn C. Turner
---------------------
Kathryn C. Turner (Director)


/s/ Robert F. W. van Oordt
--------------------------
Robert F. W. van Oordt (Director)


/s/ Arthur F. Weinbach
----------------------
Arthur F. Weinbach (Director)

                                INDEX TO EXHIBITS


5 Opinion of Lowenstein Sandler PC, re: legality of common shares being registered.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Lowenstein Sandler PC (included in Exhibit 5).

24    Powers of Attorney (included as part of the signature pages).

99 Employment Agreement, dated April 20, 2003, between Fred Hassan and Schering-Plough Corporation (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed April 21, 2003, File No. 001-06571).